Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 15, 2016, Harsco Corporation (the “Company”), and its subsidiary Harsco (UK) Group Limited (together with the Company, the “Harsco Entities”), entered into an Omnibus Agreement (the “Omnibus Agreement”) with CDR Bullseye Holdings, L.P., Bullseye G.P., LLC, Bullseye Partnership, L.P., Bullseye Holdings, L.P. and Brand Energy & Infrastructure Holdings, Inc. (“Brand”), pursuant to which Brand repurchased the Harsco Entities’ 26 percent interest in Brand (the "Transaction").
In exchange for the Harsco Entities’ interest, (i) the Harsco Entities received $145 million in cash, and (ii) the Company’s obligations to pay to Brand and its subsidiaries future amounts under Section 8.2(i)(iv) of that certain Purchase Agreement, dated as of September 15, 2013, as amended, by and between the Company, Brand Energy & Infrastructure Services, Inc. (f/k/a Bullseye, Inc.), Brand and CDR Bullseye Holdings, L.P. were satisfied. The book value of the related pension obligation equaled approximately $22 million at the time of the Transaction.
As a result of the sale, the Company’s obligation to make quarterly payments under the terms of a limited partnership agreement that governed the operation of the strategic venture terminated. Those quarterly payments were made either (at the Company’s election) (i) in cash, with total payments to equal approximately $23 million per year on a pre-tax basis, or (ii) in kind through the transfer of approximately 3% of the Company’s equity interest in Brand on an annual basis (the "unit adjustment liability"). The book value of the unit adjustment liability was approximately $65 million at the time of the Transaction.

The following unaudited pro forma condensed consolidated financial information is based on the Company’s historical consolidated financial statements and is intended to provide information about how the Transaction might have affected the Company’s historical consolidated financial statements if it had closed on: January 1, 2015, in the case of the condensed consolidated statement of operations for the year ended December 31, 2015; January 1, 2016, in the case of the condensed consolidated statement of operations for the six months ended June 30, 2016; and June 30, 2016, in the case of the condensed consolidated balance sheet as of June 30, 2016. The unaudited pro forma condensed consolidated financial information is based on available information and assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company's financial condition or results of operations would have been had the Transaction occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial condition or results of operations.
For information with respect to certain items reflected in the unaudited pro forma condensed consolidated financial information, please refer to the notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the unaudited condensed consolidated financial statements, including the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2016.

HARSCO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	June 30, 2016
(In thousands)	Harsco Historical	Less: Harsco's Equity Investment in Brand	Transaction Related Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$69,238	$—	$145,000	a	$214,238
Trade accounts receivable, net	265,241	—	—		265,241
Other receivables	16,875	—	(1,101)	b	15,774
Inventories	208,243	—	—		208,243
Other current assets	80,503	(4,310)	—		76,193
Total current assets	640,100	(4,310)	143,899		779,689
Investments	236,112	(233,901)	—		2,211
Property, plant and equipment, net	531,292	—	—		531,292
Goodwill	394,423	—	—		394,423
Intangible assets, net	47,078	—	—		47,078
Other assets	110,016	(6,557)	—		103,459
Total assets	$1,959,021	$(244,768)	$143,899		$1,858,152
LIABILITIES
Current liabilities:
Short-term borrowings	$10,129	$—	$—		$10,129
Current maturities of long-term debt	35,588	—	—		35,588
Accounts payable	113,532	—	—		113,532
Accrued compensation	40,736	—	—		40,736
Income taxes payable	7,192	—	—		7,192
Insurance liabilities	11,927	—	—		11,927
Advances on contracts and other customer advances	107,912	—	—		107,912
Due to unconsolidated affiliate	7,715	—	(7,715)	c	—
Unit adjustment liability	11,681	(11,681)	—		—
Other current liabilities	121,536	—	—		121,536
Total current liabilities	467,948	(11,681)	(7,715)		448,552
Long-term debt	832,339	—	—		832,339
Deferred income taxes	15,364	—	—		15,364
Insurance liabilities	25,078	—	—		25,078
Retirement plan liabilities	210,482	—	—		210,482
Due to unconsolidated affiliate	14,138	—	(14,138)	c	—
Unit adjustment liability	52,510	(52,510)	—		—
Other liabilities	40,213	—	—		40,213
Total liabilities	1,658,072	(64,191)	(21,853)		1,572,028
COMMITMENTS AND CONTINGENCIES
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	140,622	—	—		140,622
Additional paid-in capital	169,048	—	—		169,048
Accumulated other comprehensive loss	(488,302)	23,786	—		(464,516)
Retained earnings	1,199,313	(204,363)	165,752	d	1,160,702
Treasury stock	(760,391)	—	—		(760,391)
Total Harsco Corporation stockholders’ equity	260,290	(180,577)	165,752		245,465
Noncontrolling interests	40,659	—	—		40,659
Total equity	300,949	(180,577)	165,752		286,124
Total liabilities and equity	$1,959,021	$(244,768)	$143,899		$1,858,152

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

HARSCO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended, June 30 2016
(In thousands, except per share amounts)	Harsco Historical	Less: Harsco's Equity Investment in Brand	Transaction Related Adjustments		Pro Forma
Revenues from continuing operations:
Service revenues	$475,120	$—	$—		$475,120
Product revenues	248,094	—	—		248,094
Total revenues	723,214	—	—		723,214
Costs and expenses from continuing operations:
Cost of services sold	381,325	—	—		381,325
Cost of products sold	218,632	—	—		218,632
Selling, general and administrative expenses	100,304	—	750	e	101,054
Research and development expenses	1,838	—	—		1,838
Other expenses	10,370	—	—		10,370
Total costs and expenses	712,469	—	750		713,219
Operating income from continuing operations	10,745	—	(750)		9,995
Interest income	1,087	—	—		1,087
Interest expense	(26,168)	—	463	f	(25,705)
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	(13,706)	13,706	—		—
Loss from continuing operations before income taxes and equity income	(28,042)	13,706	(287)		(14,623)
Income tax expense	(9,834)	(4,141)	277	e	(13,698)
Equity in income of unconsolidated entities, net	2,481	(2,481)	—		—
Loss from continuing operations	(35,395)	7,084	(10)		(28,321)
Less: Net income attributable to noncontrolling interests	(3,149)	—	—		(3,149)
Loss from continuing operations attributable to Harsco Corporation	$(38,544)	$7,084	$(10)		$(31,470)

Weighted-average shares of common stock outstanding	80,288				80,747
Basic loss per share from continuing operations attributable to Harsco Corporation common stockholders	$(0.48)				$(0.39)

Diluted weighted-average shares of common stock outstanding	80,288				80,747
Diluted loss per share from continuing operations attributable to Harsco Corporation common stockholders	$(0.48)				$(0.39)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

HARSCO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended, December 31, 2015
(In thousands, except per share amounts)	Harsco Historical	Less: Harsco's Equity Investment in Brand	Transaction Related Adjustments		Pro Forma
Revenues from continuing operations:
Service revenues	$1,092,725	$—	$—		$1,092,725
Product revenues	630,367	—	—		630,367
Total revenues	1,723,092	—	—		1,723,092
Costs and expenses from continuing operations:
Cost of services sold	909,995	—	—		909,995
Cost of products sold	446,366	—	—		446,366
Selling, general and administrative expenses	242,112	—	1,552	e	243,664
Research and development expenses	4,510	—	—		4,510
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	1,000	—	—		1,000
Other expenses	30,573	—	—		30,573
Total costs and expenses	1,634,556	—	1,552		1,636,108
Operating income from continuing operations	88,536	—	(1,552)		86,984
Interest income	1,574	—	—		1,574
Interest expense	(46,804)	—	1,194	f	(45,610)
Change in fair value to the unit adjustment liability	(8,491)	8,491	—		—
Income from continuing operations before income taxes and equity income	34,815	8,491	(358)		42,948
Income tax expense	(27,678)	(3,068)	573	e	(30,173)
Equity in income of unconsolidated entities, net	175	(175)	—		—
Income from continuing operations	7,312	5,248	215		12,775
Less: Net income attributable to noncontrolling interests	(144)	—	—		(144)
Income from continuing operations attributable to Harsco Corporation	$7,168	$5,248	$215		$12,631

Weighted-average shares of common stock outstanding	80,234				80,234
Basic income per share from continuing operations attributable to Harsco Corporation common stockholders	$0.09				$0.16

Diluted weighted-average shares of common stock outstanding	80,365				80,365
Diluted income per share from continuing operations attributable to Harsco Corporation common stockholders	$0.09				$0.16

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

HARSCO CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1) Explanation of Transaction related adjustments

(a) Reflects the cash consideration received at the closing of the Transaction related to the Company's sale of its remaining 26% equity interest in Brand.

(b) Reflects the elimination of certain receivables from Brand related to transition services arising from the Company's joint venture with CD&R. These elimination of these balances were included as part of the Transaction.

(c) Reflects the settlement of the balances due to Brand related to the funding of certain transferred defined benefit pension plan obligations. The settlement of these balances was included as part of the Transaction.

(d) Reflects the Company's estimated loss of approximately $39 million related to the Transaction. Because this loss is not tax deductible, there is no estimated income tax impact.

(e) Reflects the elimination of the income related to transition services fees received by the Company from Brand had the Transaction closed on January 1, 2015 and 2016, respectively. These adjustments were tax effected at the Company's appropriate statutory income tax rate.

(f) Reflects the elimination of the accretion related to the accrued pension related liabilities noted above had the Transaction closed on January 1, 2015 and 2016, respectively. These adjustments are not tax deductible and had no impact on the Company's income tax expense.